Exhibit 10.1
STOCK APPRECIATION RIGHT AWARD AGREEMENT
This Stock Appreciation Right Award Agreement (this “Agreement”) is made by Harvest Natural Resources, Inc., a Delaware corporation (the “Company”) for the benefit of ___ (the “Employee”) as of the 18th day of June, 2009 (the “Grant Date”).
Whereas, the Company desires to grant to the Employee the stock appreciation right award specified herein (the “Award”), subject to the terms and conditions of this Agreement; and
Whereas, the Award is a “stock value right” as that term is defined in Treasury Regulation § 31.3121(v)(2)-1(b)(4)(ii) so the Award does not constitute a deferral of compensation for purposes of section 3121(v)(2) of the Internal Revenue Code of 1986, as amended; and
Whereas, it is intended that the Award is exempt from section 409A of the Internal Revenue Code of 1986, as amended pursuant to Treasury Regulation § 1.409A-1(b)(5)(i)(B); and
Whereas, the Employee desires to have the opportunity to hold the Award, subject to the terms and conditions of this Agreement;
Now, therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.	Grant of Stock Appreciation Right Award. Effective as of the Grant Date, the Company hereby awards to the Employee a stock appreciation right with respect to ___shares of Stock (“SAR”). A “SAR” is a right to receive on the Exercise Date, after vesting thereof, for each share of Stock underlying the SAR with respect to which the SAR is exercised, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the Exercise Date over (b) 100 percent of the Fair Market Value of one share of the Stock determined as of the Grant Date (the SAR Exercise Price). The SAR that is awarded hereby to the Employee shall be subject to the prohibitions and restrictions set forth herein with respect to the sale or other disposition of such SAR and the obligation to forfeit and surrender such SAR to the Company. In accepting the award of the SAR set forth in this Agreement the Employee accepts and agrees to be bound by all the terms and conditions of this Agreement.

2.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
(a)	“Affiliate” means an Entity that is required to be treated as a single employer together with the Company for certain benefit plan purposes under section 414 of the Code.

(b)	“Board” means the Board of Directors or other governing body of the Company or its direct or indirect parent.

(c)	“Change of Control” means the occurrence of any of the following events:
(i)	the acquisition by any individual, Entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a “Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50 percent or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that for purposes of this subsection (i) of this Section 2(c) the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Entity controlled by the Company, or (iii) any acquisition by any Entity pursuant to a transaction which complied with clauses (A), (B) and (C) of subsection (iii) of this Section 2(c); or

(ii)	individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date of this Agreement whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors; or

(iii)	the consummation of a reorganization, merger or consolidation or sale of the Company, or a disposition of at least 50 percent of the assets of the Company including goodwill (a “Business Combination”), provided, however, that for purposes of this subsection (iii), a Business Combination will not constitute a change of control if the following three requirements are satisfied: following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company’s Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the ownership interests of the Entity resulting from such Business Combination (including, without limitation, an Entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries or other affiliated entities) in substantially the same proportions as their ownership immediately prior to such Business Combination, (B) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such Entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50 percent or more of, respectively, the ownership interests in the Entity resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the Entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. For this purpose any individual who becomes a director after the date of this Agreement, and whose election or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors.
(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the Human Resources Committee of the Board.

(f)	“Disability” means the Employee has been determined by the insurance company that insures the Company’s group long-term disability program to be totally disabled. In the absence of such an insurance plan, the Committee may, in its sole discretion, determine that the Employee has a Disability if the Committee concludes that the Employee can no longer perform one or more of the essential functions of the Employee’s job even with reasonable accommodation.

(g)	“Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business Entity.

(h)	“Exercise Date” means the date on which the Employee exercises the SAR or a portion of the SAR.

(i)	“Exercise Price” means the amount the Employee must pay to the Company upon exercise of the SAR. The per share SAR exercise price for each share of Stock underlying the SAR with respect to which the SAR is exercised is 100 percent of the Fair Market Value of one share of the Stock determined as of the Grant Date.

(j)	“Fair Market Value” per share of Stock means the average of the high and low trading prices per share of Stock for the applicable date as reported by the New York Stock Exchange or the principal stock exchange on which the Stock is then traded.

(k)	“Stock” means the Company’s common stock, par value $0.01 per share.

(l)	“Termination of Employment” means the termination of the Employee’s employment with the Company and all of its Affiliates.
3.	Transfer Restrictions. The SAR granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of (other than by will or the applicable laws of descent and distribution). Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.

4.	Vesting. The SAR that is granted hereby shall be subject to vesting restrictions. The vesting restrictions shall lapse as to the SAR that is granted hereby in accordance with the provisions of subsections (a) through (c) of this Section 4.
(a)	General Vesting Rules. The SAR that is granted hereby shall become vested and exercisable in accordance with the following schedule provided that the Employee has not incurred a Termination of Employment prior to the applicable lapse date:
(i)	One-third of the SAR subject to this Agreement shall become vested and exercisable after June 17, 2012;

(ii)	An additional one-third of the SAR subject to this Agreement shall become vested and exercisable after June 17, 2013; and

(iii)	One-third of the SAR subject to this Agreement shall become vested and exercisable on after June 17, 2014.
If the Employee incurs a Termination of Employment before the applicable vesting date set forth in this subsection (a), except as otherwise specified in subsections (b) or (c) below, the vesting restrictions then applicable to the SAR shall not lapse and the portion of the SAR then subject to the vesting restrictions shall be forfeited to the Company upon such termination of the Employee’s employment relationship.
(b)	Disability. Notwithstanding any provisions of Section 4(a) to the contrary, if the Employee incurs a Termination of Employment due to the Disability of the Employee prior to the expiration of the term of this Agreement, the SAR that is granted hereby, to the extent not previously forfeited or exercised, shall become fully vested and exercisable on the date of such termination of the Executive’s employment relationship due to Disability.

(c)	Change of Control. Notwithstanding any provisions of Section 4(a) to the contrary, upon the occurrence of a Change of Control, the SAR that is granted hereby shall become fully vested and exercisable.

5.	Exercise of SAR. The SAR may be exercised in whole or in part (to the extent then vested and exercisable) by delivery to and receipt by the Secretary of the Company at ___ Houston, Texas ___, of a written notice, signed by the Employee, specifying that the SAR is being exercised for the number of shares of Stock indicated in the written notice. A SAR exercise must be accompanied by payment in full of the Exercise Price (i) in cash, (ii) through the withholding of shares of Stock (that would otherwise be delivered to the Employee) with an aggregate Fair Market Value (determined as of the Exercise Date) that is at least equal to the aggregate Exercise Price of the SAR, (iii) a combination of a cash payment and such surrender of shares, (iv) by means of a broker-assisted cashless exercise to the extent then permitted under rules and regulations adopted by the Committee, or (v) in such other manner as may then be permitted under rules and regulations adopted by the Committee. Upon the exercise of the SAR and payment of the Exercise Price the Employee shall be entitled to receive an amount equal to the Fair Market Value (determined as of the Exercise Date) of the shares of Stock underlying the SAR with respect to which the SAR is exercised. Accordingly, on the Exercise Date the Company shall pay the Employee a net amount of compensation equal to the excess of (a) the Fair Market Value (determined as of the Exercise Date) of the shares of the Stock underlying the SAR with respect to which the SAR is exercised over (b) 100 percent of the Fair Market Value (determined as of the Grant Date) of shares of the Stock underlying the SAR with respect to which the SAR is exercised (the SAR Exercise Price).

6.	Medium of Payment. Any payments made under this Agreement shall be in the medium of cash. Notwithstanding the foregoing, if subsequent to the Grant Date the stockholders of the Company approve an equity compensation plan under which the SAR may be paid in the medium of Stock, the Committee may in the future, in its sole discretion, determine (by any means so determined by the Committee in its sole discretion) to cause all or any portion of the SAR to be paid on the Exercise Date in the medium of Stock. Any such payment in the medium of Stock shall be made on such a basis that the Fair Market Value (determined as of Exercise Date) of the shares of Stock transferred to the Employee on the Exercise Date shall not exceed the value of the cash payment that would have otherwise been made hereunder. Any fractional shares will be settled in cash.

7.	Period of Exercisability. The SAR that is granted hereby, to the extent it has not been previously exercised, shall expire at 5:00 p.m. (Central Time) on June 18, 2016 or, if earlier, at 5:00 p.m. (Central Time):
(i)	on the date three months after the Employee incurs a Termination of Employment for any reason other than a Change of Control, or the Disability or death of the Employee;

(ii)	on the date 12 months after the Employee incurs a Termination of Employment by reason of the Disability of the Employee;

(iii)	on the date 12 months after the date of the Termination of the Employment of the Employee due to the death of the Employee; or

(iv)	on the date 12 months after the death of the Employee prior to three months after the date of the Termination of the Employment of the Employee due to the death of the Employee; or

(v)	on the date 12 months after the Employee’s Termination of Employment service if such Termination of Employment occurs within three months after the occurrence of Change of Control.
The SAR shall be exercisable after the date of the Employee’s Termination of Employment only to the extent the SAR was exercisable at the date of such Termination of Employment. The SAR shall expire, and shall not be exercisable, after 5:00 p.m. (Central Time) on June 18, 2016.
8.	No Additional Deferral Feature. The Employee’s right to exercise, and payments under, the SAR shall not be extended or deferred beyond 5:00 p.m. (Central Time) on June 18, 2016.

9.	Tax Withholding. The Company shall be entitled to deduct from the amounts payable to the Employee (or other person validly exercising the Award) under this Agreement and any other compensation payable by the Company to the Employee any sums required by federal, state or local tax law to be withheld with respect to any payment made by the Company to the Employee under this Agreement. The Company shall have no obligation with respect to payment of the Award until the Company or an Affiliate has received payment sufficient to cover all minimum tax withholding amounts due with respect to the Award. Neither the Company nor any Affiliate shall be obligated to advise the Employee of the existence of the tax or the amount which it will be required to withhold.

10.	Capital Adjustments and Reorganizations.
(a)	The existence of the SAR shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

(b)	If the Company shall effect a Stock split (including a reverse Stock split) or a Stock dividend, and the only effect of the Stock split or Stock dividend is to increase (or decrease) on a pro rata basis the number of shares owned by each shareholder of Stock, then the number of shares of Stock with respect to which the SAR awarded under this Agreement is then outstanding shall be appropriately adjusted in the manner specified in Treasury Regulation § 1.409A-1(b)(5)(v)(H).
11.	Rights to Dividends. Except for certain adjustments specified in Section 10(b), the Employee shall have no right to receive an amount equal to any part of any dividends or other distributions declared and paid on the number of shares of Stock underlying the SAR between the Grant Date and the date of exercise of the SAR.

12.	Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company or an Affiliate as long as the Employee has an employment relationship with the Company or an Affiliate. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Agreement and the Committee’s determination shall be final and binding on all persons.

13.	Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Employee and the Company or any of its Affiliates or guarantee the right to remain employed by the Company or any of its Affiliates for any specified term.

14.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the Company’s principal business office address and to the Employee at the Employee’s residential address indicated beneath the Employee’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

15.	Amendment and Waiver. Except as otherwise provided herein, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall waive any of the terms or conditions of this Agreement. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Employee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

16.	Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

17.	No Rights as Stockholder. Unless and until shares of Stock are issued to the Employee under this Agreement, the Employee shall have no rights as a stockholder as a result of this Award.

18.	Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the SAR granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Employee, the Employee’s permitted assigns and upon the Employee’s death, the Employee’s estate and beneficiaries thereof (whether by will or the laws of descent and distribution), executors, administrators, agents, legal and personal representatives.

19.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized as of the date first above written.

HARVEST NATURAL RESOURCES, INC.

By:

Title:

Accepted:

EMPLOYEE

By:

Name: